UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 24, 2005

MATRIXX INITIATIVES, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-27646	87-0482806

(Commission File Number)	(IRS Employer Identification No.)

4742 N. 24th Street, Suite 455 Phoenix, Arizona	85016

(Address of Principal Executive Offices)	(Zip Code)

(602) 385-8888

(Registrant’s Telephone Number, Including Area Code)

NONE

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement

     At the Company’s Annual Meeting of Stockholders, held on May 24, 2005, the Company’s stockholders voted to amend the 2001 Long-Term Incentive Plan (the “Plan”) to increase the number of common shares available under the Plan by 500,000 shares, bringing the total shares available under the Plan to 1,500,000 shares. The Plan provides for the granting of incentive stock options, nonqualified stock options, restricted stock, and performance-based awards to eligible persons, which include directors, employees, and officers of, and consultants providing services to, the Company, as determined by the Plan Committee.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXX INITIATIVES, INC. (Registrant)
/s/ William J. Hemelt
William J. Hemelt
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Date: May, 26 2005